Exhibit 99.3

Designated Filer:  Warburg, Pincus Equity Partners, L.P.

Issuer & Ticker Symbol:  ev3 Inc. [EVVV]

Date of Event Requiring Statement:  August 3, 2009

JOINT FILERS’ SIGNATURES

Dated:  August 4, 2009

WARBURG PINCUS PARTNERS, LLC

BY:	Warburg Pincus & Co., its
Managing Member

By:	/s/ Scott A. Arenare
Name:	Scott A. Arenare
Title:	Partner

WARBURG PINCUS & CO.

By:	/s/ Scott A. Arenare
Name:	Scott A. Arenare
Title:	Partner

WARBURG PINCUS LLC

By:	/s/ Scott A. Arenare
Name:	Scott A. Arenare
Title:	Managing Director